Exhibit 99.2

FOR IMMEDIATE RELEASE

Navidea Secures $60 Million Loan with CRG; Funding to Support Lymphoseek® Commercialization and Advancement of Development Pipeline

DUBLIN, OHIO — May 11, 2015 — Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), today announced that it has entered into a term loan with CRG (formerly Capital Royalty L.P.), which provides for an initial funding of $50 million at closing. The majority of the funds provided by CRG will be used by Navidea to retire its debt from Oxford Finance LLC in its entirety. After repayment of the Oxford debt, this transaction will provide a net amount of $18 million in capital to Navidea. Proceeds will be used to support the growth of the Company’s Manocept™ technology, initially as a state-of-the-art FDA-approved cancer imaging agent, Lymphoseek® (technetium Tc 99m tilmanocept) injection, and for general operating purposes.

Lymphoseek received FDA approvals in 2014 that made it the first and only imaging agent indicated for sentinel lymph node detection in breast cancer, melanoma and oral cavity head and neck cancers. This provides surgeons with a tool to determine the extent a cancer has spread in the body, which may inform accurate staging and patient management. This is accomplished through Lymphoseek’s distinct ability to target the cell surface protein CD206, a marker of disease-associated macrophages.

“As a premier lender that has invested in companies across all healthcare sectors, CRG is the ideal strategic partner for providing us with growth capital under attractive terms. Our relationship with CRG will allow us to execute on our Lymphoseek commercial plan and advance our Manocept diagnostic and therapeutic platform development programs," commented Rick Gonzalez, Navidea’s President and Chief Executive Officer. "Importantly, this provides us with substantially greater financial flexibility to achieve our goal for cash flow breakeven in the first quarter of 2016 and with the options to access additional capital or to accelerate principal payment. In addition, CRG offers Navidea its breadth of healthcare experience, deep knowledge of our business, and access to its impressive network and resources."

“Navidea represents a compelling investment opportunity for CRG with a first-in-class diagnostic imaging agent, Lymphoseek, and its Manocept platform, which has the potential to treat cancer and other conditions in a new way by targeting disease-associated macrophages,” said Charles Tate, Chairman of CRG.  “We believe that Navidea is poised to become a major player in the oncology market and CRG is pleased to provide the Company with capital as it grows Lymphoseek revenues and advances more innovative products to market.”

Select terms of the transaction include the following:

-	Navidea will receive an initial $50 million loan with a term of six years, an interest only period for the first four years, and a 14% annual interest rate.
-	Up to $10 million of additional funding will be available to Navidea, at its option, through December 2016, subject to the satisfaction of certain revenue milestones and other borrowing conditions.
-	At the Company's option, during the first four years, a portion of the interest payments may be compounded and paid together with the principal in the fifth and sixth years.

In connection with the CRG financing, the Company also announced certain amendments to the Company’s existing line of credit currently in place with Platinum-Montaur Life Sciences LLC (Platinum) are being made that allow this facility to remain in place in a subordinated position to the CRG loan. The amendments will allow Platinum to convert the Company’s $7.7 million debt during a time period in which the Company’s average stock price has exceeded $2.53 per share for 10 consecutive trading days.

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WBB Securities LLC acted as financial advisor to Navidea in connection with this transaction.

About Lymphoseek

Lymphoseek® (technetium Tc 99m tilmanocept) injection is the first and only FDA-approved receptor-targeted lymphatic mapping agent. It is a novel, receptor-targeted, small-molecule radiopharmaceutical used in the evaluation of lymphatic basins that may have cancer involvement in patients. Lymphoseek is designed for the precise identification of lymph nodes that drain from a primary tumor, which have the highest probability of harboring cancer. Lymphoseek is approved by the U.S. Food and Drug Administration (FDA) for use in solid tumor cancers where lymphatic mapping is a component of surgical management and for guiding sentinel lymph node biopsy in patients with clinically node negative breast cancer, melanoma or squamous cell carcinoma of the oral cavity. Lymphoseek has also received European approval in imaging and intraoperative detection of sentinel lymph nodes in patients with melanoma, breast cancer or localized squamous cell carcinoma of the oral cavity.

Accurate diagnostic evaluation of cancer is critical, as it guides therapy decisions and determines patient prognosis and risk of recurrence. Overall in the U.S., solid tumor cancers may represent up to 1.2 million cases per year. The sentinel node label in the U.S. and Europe may address approximately 235,000 new cases of breast cancer, 76,000 new cases of melanoma and 45,000 new cases of head and neck/oral cancer in the U.S., and approximately 367,000 new cases of breast cancer, 83,000 new cases of melanoma and 55,000 new cases of head and neck/oral cancer diagnosed in Europe annually.

Lymphoseek Indication and Important Safety Information

Lymphoseek is a radioactive diagnostic agent indicated with or without scintigraphic imaging for:

•	Lymphatic mapping using a handheld gamma counter to locate lymph nodes draining a primary tumor site in patients with solid tumors for which this procedure is a component of intraoperative management.

•	Guiding sentinel lymph node biopsy using a handheld gamma counter in patients with clinically node negative squamous cell carcinoma of the oral cavity, breast cancer or melanoma.

Important Safety Information

In clinical trials with Lymphoseek, no serious hypersensitivity reactions were reported, however Lymphoseek may pose a risk of such reactions due to its chemical similarity to dextran. Serious hypersensitivity reactions have been associated with dextran and modified forms of dextran (such as iron dextran drugs).

Prior to the administration of Lymphoseek, patients should be asked about previous hypersensitivity reactions to drugs, in particular dextran and modified forms of dextran. Resuscitation equipment and trained personnel should be available at the time of Lymphoseek administration, and patients observed for signs or symptoms of hypersensitivity following injection.

Any radiation-emitting product may increase the risk for cancer. Adhere to dose recommendations and ensure safe handling to minimize the risk for excessive radiation exposure to patients or health care workers.

In clinical trials, no patients experienced serious adverse reactions and the most common adverse reactions were injection site irritation and/or pain (<1%).

FULL LYMPHOSEEK PRESCRIBING INFORMATION CAN BE FOUND AT:

WWW.LYMPHOSEEK.COM

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About Navidea Biopharmaceuticals Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics, therapeutics and radiopharmaceutical agents. Navidea is developing multiple precision-targeted products and platforms including Manocept™ and NAV4694 to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013 and in Europe in November 2014. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and therapeutics, and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

About CRG

Founded in 2003, CRG (previously known as Capital Royalty L.P.) is a healthcare-focused investment firm with over $2 billion of assets under management that provides capital to healthcare companies primarily through structured debt and senior secured loans. CRG works across the spectrum of life science products and technologies and targets investment sizes ranging between $20 million and $200 million. The firm partners with commercial-stage healthcare companies to provide flexible financing solutions so they can achieve their growth objectives. CRG is headquartered in Houston, Texas with offices in Boulder, Colorado and New York City. For additional information, please visit www.crglp.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals

Investors

Tom Baker, 617-532-0624

tbaker@navidea.com

or

Media

Sharon Correia, 978-655-2686

Associate Director, Corporate Communications

CRG

Luke Düster, 713-209-7361

Managing Director

lduster@crglp.com

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